EXHIBIT 2


                            ASSET PURCHASE AGREEMENT

                            dated as of April 1, 2004

                                      among

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.,

                                  INTEQ PBM, LP

                            THE INTEQ-RX GROUP, LLP,

                                       and

                         THE OTHER PERSONS NAMED HEREIN


     ASSET PURCHASE AGREEMENT, dated as of April 1, 2004, among National Medical Health Card Systems, Inc., a Delaware corporation ("NMHC"), INTEQ PBM, LP, a Texas limited partnership (the "Purchaser"), The INTEQ-RX Group, LLP, a Delaware registered limited liability partnership (the "Seller"), and Andrew P. Fisk, Jerry M. Hosler and G. John Teichgraeber (each, an "Owner" and, collectively, the "Owners").

                              W I T N E S S E T H:

     WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, substantially all of the assets of the Seller that are used in connection with the Business (as hereinafter defined), all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.01 Certain Defined Terms. As used in this Agreement, NMHC, Purchaser, Seller and Owner shall be defined as set forth in the preamble hereto and the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

     "Agreed Net Worth Amount" means $1,850,000.

     "Agreement" means this Agreement, together with all Exhibits and Schedules hereto, including the Disclosure Schedule, and all amendments hereto and thereto.

     "Ancillary Agreements" means the Bill of Sale, the Note, the Escrow Agreement, the Software License, and the Transitional Services Agreement.

     "Basis" means any past or present fact, situation, circumstance, status, condition, duty, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms, or would reasonably be expected to form, the basis for any specified consequence.

     "Bill of Sale" means, collectively, the bill of sale and assignment, and such other instruments of assignment and conveyance as may be necessary or desirable to transfer and convey to the Purchaser all of the Assets.

     "Business" means the pharmacy benefit management business of (i) contracting with sponsors of pharmacy benefit plans, pharmacies or pharmacists to provide pharmaceutical products and/or services to sponsors of pharmacy benefit plans or individuals covered by pharmacy benefit plans; (ii) managing a network of pharmacies or pharmacists; (iii) processing the claims for such services; (iv) providing appropriate consulting services to managers of pharmacy benefit plans and their clients; (v) contracting directly with pharmaceutical manufacturers or third party rebate aggregators for the provision of rebates; and (vi) all activities reasonably related to the conduct of the foregoing activities, in each case as conducted by the Seller both prior and subsequent to the Conversion (as defined in Section 3.25).

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in either New York, NY or Dallas, TX.

     "Cash Escrow" means $4,740,000.

     "Closing" means the completion of the sale and purchase of the Assets pursuant to this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information relating to a party's business or assets that is not generally known to the public, including, without limitation, information, knowledge or data of an industrial, intellectual or technical nature that relates to a party's business plans, business opportunities, projections and costs, pricing or marketing data, finances, products, designs, processes, know-how and personnel.

     "Contract"  means  any  oral  or  written  agreement,   lease,  License  or
sublicense, evidence of indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment, arrangement or obligation.

     "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The term "Controlled" shall have a correlative meaning.

     "Copyrights" means copyrightable works, copyrights (whether or not registered), and registrations and applications for registration therefor, and all rights provided by international treaties or conventions with respect to the foregoing.

     "Disclosure Schedule" means the Disclosure Schedule delivered by the Seller to the Purchaser on the date hereof and initialed by the parties hereto.

     "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall be JP Morgan Chase Bank.

     "Escrow Agreement" means the Escrow Agreement to be entered into pursuant to Section 2.10 (a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Law, and rules and regulations issued by the SEC pursuant to that act or any successor Law.

     "Executives"   means   Andrew  P.  Fisk,   Jerry  M.  Hosler  and  G.  John
Teichgraeber.

     "Facility" means the Seller's offices located at 5445 La Sierra Drive, Suite 400, Dallas, Texas 75231.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means any United States federal, state, local or foreign government, governmental, regulatory or administrative authority, agency or commission or court, tribunal or judicial or arbitral body or any private arbitrator.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Gross Profit Escrow" means $3,000,000.

     "Intellectual Property" means United States, international and foreign (i) patents, patent applications and statutory invention registrations, including reissuances, divisions, continuations, continuations in part, extensions and reexaminations thereof, all inventions, all rights provided by international treaties or conventions with respect to the foregoing, and all improvements thereto, (ii) Trademarks, (iii) Copyrights, (iv) confidential and proprietary information, including trade secrets, technology, know-how, formulae, databases and customer and supplier lists, (v) computer software (including source codes, data and related documentation), and (vi) all other proprietary rights, in each case, whether owned or licensed; provided that the Software shall not be deemed Intellectual Property of the Seller for purposes of this Agreement.

     "Knowledge of the Seller" means the knowledge that the Executives, or any of them, have or would reasonably be expected to have after having made due and diligent inquiry into the subject matter of the representation and warranty.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, filings, qualifications, privileges, franchises and similar consents granted or issued by any Governmental Authority.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or any conditional sales Contract, title retention Contract or other Contract to create any of the foregoing (it being understood that a Contract that permits a purchaser to return items purchased thereunder shall not be deemed to constitute a Lien solely by virtue thereof).

     "Maximum Liability Amount" means the sum of $6,600,000.

     "PBM Services" mean services associated with the prescription benefit management business, including but not limited to: (i) claims administration;
(ii) establishment and administration of a pharmacy network and benefits; (iii) mail order pharmacy services (by phone, fax or internet); (iv) drug utilization review; (v) disease state management and delivery of specialty pharmacy benefits; (vi) formulary creation and administration, (vii) rebate negotiation and administration; and (viii) therapeutic substitution programs.

     "Permitted Liens" means the following Liens: (i) Liens for Taxes, assessments or other governmental charges or levies not yet due or payable; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen and other Liens imposed by Law for amounts not yet due; (iii) Liens incurred or deposits made in the ordinary course of business of the Business consistent with past practice in connection with worker's compensation, unemployment insurance or other types of social security; and (iv) Liens not created by the Seller that affect the underlying fee interest of any Leased Real Property (as defined herein).

     "Person" means any natural person, general or limited partnership, trust, corporation, limited liability company, firm, association, proprietorship, Governmental Authority or other legal entity.

     "Purchaser   Material  Adverse  Change"  means  any  event,   circumstance,
development or change that has a Purchaser Material Adverse Effect.

     "Purchaser Material Adverse Effect" means (a) a material adverse change in the business, operations, results of operations or condition (financial or otherwise) of NMHC and its Subsidiaries, taken as a whole, or (b) any occurrence or state of facts that (i) materially impairs or delays the ability of NMHC or the Purchaser to perform their respective obligations under this Agreement or any of the Ancillary Agreements or (ii) prevents the consummation of the transactions contemplated hereby or thereby.

     "Reserved Amount" means the amount of $250,000, withheld from the Purchase Price by the Purchaser on the Closing Date as security for the payment of any balance sheet adjustment referred to in Section 2.09.

     "Seller" means and includes (a) prior to the Conversion (as defined in Section 3.25), The INTEQ Group, Inc., a Texas corporation and (b) after the Conversion, The INTEQ-Rx Group, LLP, a Delaware registered limited liability partnership.

     "Seller Material Adverse Change" means any event, circumstance, development or change that has a Seller Material Adverse Effect.

     "Seller Material Adverse Effect" means (a) a material adverse change in the Assets (as defined in Section 2.01), taken as a whole, or in the operations, results of operations or condition (financial or otherwise) of the Business, or
(b) any occurrence or state of facts that (i) materially impairs or delays the ability of the Seller or the Owners to perform their respective obligations under this Agreement or any of the Ancillary Agreements or (ii) prevents the consummation of the transactions contemplated hereby or thereby.

     "Software" means the claims  processing  software,  switching  software and
related  ancillary  software   (including  all  source  code,   derivatives  and
documentation) owned or hereafter developed by Seller.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which) more than 50% of (i) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation or Persons performing similar functions of any other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person, or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Tax" or "Taxes" means all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

     "Trademarks" means trademarks, service marks, trade dress, logos, proprietary icons, trade names, corporate names, internet domain names and other source identifiers (whether or not registered) including all common law rights therein, and registrations and applications for registration therefor, all rights provided by international treaties or conventions with respect to the foregoing, and all reissuances, extensions and renewals of any of the foregoing and all goodwill associated therewith.

     "Unrelated Business" means the design, development, marketing and sale of the Software and/or the conduct of a prescription benefit management service bureau business, in either case, to the extent marketed, offered or sold, directly or indirectly, only to Persons who are not customers or vendors of the Seller on the Closing Date and who were not such at any time during the twelve months preceding the Closing Date.

     1.02. Terms Generally. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender, or neutral gender, as the context requires, the terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs of this Agreement unless otherwise specified, and the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless otherwise specified.

                                  ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

     2.01. Purchase and Sale of Assets. At the Closing, on the terms and subject to the conditions contained herein, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, all of the Seller's right, title and interest in and to all assets and properties that relate to or are used in connection with the Business whether owned, leased or licensed by, or otherwise available to, the Seller, free and clear of any Liens other than Permitted Liens (collectively, the "Assets"), including, without limitation:

     (a) all of the Seller's cash and cash equivalents on hand, less an amount equal to the aggregate dollar amount of checks outstanding for payables owed in connection with the Business as of the Closing Date ("Business Cash"), provided that the amount of cash so excluded from the Business Cash shall be deemed an Excluded Asset and not reflected in the calculation of the Closing Date Net Worth;

     (b) all of the Seller's trade and other accounts receivable ("Accounts Receivable");

     (c) all rights of the Seller in and to the Intellectual Property used in connection with the Business, including without limitation the Intellectual Property listed on Schedule 2.01(c) (the "Seller Intellectual Property");

     (d) the goodwill and going concern value of the Business, including without limitation the right to use the name "INTEQ";

     (e) all credits, deferred charges, advance payments, security deposits and prepaid expenses, that relate to or are used in connection with the Business;

     (f) any other asset that would be classified as a current asset under GAAP that relates to or is used in connection with the Business;

     (g) all property, plant and equipment, machinery, supplies, furniture, vehicles, fixtures, computers, computer files, books and records and other items of personal property that relate to or are used in connection with the Business;

     (h) all deposits, pre-payments and other noncurrent assets as reflected on the Seller Balance Sheet and all deposits, pre-payments made and noncurrent assets acquired since the date of the Seller Balance Sheet, that relate to or are used in connection with the Business;

     (i) all rights of and benefits accruing to the Seller under Contracts that relate to or are used in connection with the Business, including rights to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts, including without limitation the Contracts listed on Schedule 2.01(i);

     (j) to the extent assignable, all Licenses of the Seller, that relate to or are used in connection with the Business, including without limitation the Licenses listed on Schedule 2.01(j);

     (k) all agreements with vendors, that relate to or are used in connection with the Business and that are listed on Schedule 2.01(i);

     (l) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by or for the benefit of the Seller with respect to the Business or the ownership, use, function, value of or other rights pertaining to any Asset, whether arising by way of counterclaim or otherwise;

     (m) all guarantees, warranties, indemnities and similar rights in favor of the Seller with respect to any Asset;

     (n) all insurance proceeds attributable to the damage, destruction, or casualty loss of any of the Assets prior to the Closing; and

     (o) all operating data, books and records of the Seller, that relate to or are used in connection with the Business including, without limitation, customer lists and records, vendor lists, equipment logs, operating guides and manuals, telephone numbers and connections, purchasing materials and records, correspondence, files and other similar documents and books and records.

     Notwithstanding the foregoing, to the extent that assignment hereunder by the Seller to the Purchaser of any Assumed Contract or License is not permitted or is not permitted without the consent of any third party, this Agreement will not be deemed to be an assignment of the same or to constitute an undertaking to assign the same if such consent is not given or if such an assignment or undertaking to assign otherwise would constitute a breach of or cause a loss of benefits thereunder. Nothing in this paragraph shall be deemed a waiver by the Purchaser of its right to have received on or before the Closing an effective assignment of all of the Assets nor shall this paragraph be deemed to constitute an agreement to exclude from the Assets any assets described under this Section 2.01.

     2.02. Excluded Assets. Anything to the contrary in Section 2.01 notwithstanding, the Assets shall not include, and the Purchaser shall not purchase, those items described in Section 2.02 of the Disclosure Schedule (collectively, the "Excluded Assets"). None of the Excluded Assets or Excluded Liabilities (as defined below) shall be reflected on the Closing Balance Sheet.

     2.03. Assumption of Liabilities. On the terms and subject to the conditions contained herein, the Purchaser shall assume and agree to pay, perform and discharge in accordance with their terms only the following obligations, debts and liabilities of the Seller and no others (collectively, the "Assumed Liabilities"):

     (a) except as otherwise expressly provided herein, the accrued current liabilities relating to the Business as of Closing and reflected as such on the Closing Balance Sheet; and

     (b) all of the Seller's obligations (other than obligations arising as a result of breaches by the Seller) arising after the Closing under the Contracts listed on Schedule 2.01(i) (the "Assumed Contracts") and Licenses listed on
Schedule 2.01(j), that are (i) executory obligations for future performance thereunder or (ii) any liabilities thereunder existing on the Closing Date to the extent, but only to the extent, such liabilities are reflected on the Closing Balance Sheet.

     The Assumed Liabilities shall not include any Excluded Liability, even if reflected on the Closing Balance Sheet.

     2.04. Excluded Liabilities. It is understood and agreed that the Purchaser is not hereby assuming and shall not be deemed to have assumed or become subject to or obligated for any liabilities of the Seller other than the Assumed Liabilities (such liabilities other than the Assumed Liabilities being referred to herein as the "Excluded Liabilities"). Without limiting the generality of the preceding sentence, anything contained in this Agreement to the contrary notwithstanding, the Assumed Liabilities do not include and, accordingly, the Excluded Liabilities include, without limitation, the following liabilities:

     (a) any obligation of the Seller or any Owner for Taxes, including without limitation any Taxes arising from the operation of the Business or the ownership of the Assets prior to the Closing or arising out of the consummation of the transactions contemplated hereby, except any and all amounts accrued with respect to personal property Taxes and reflected on the Closing Balance Sheet as an accrued current liability;

     (b) all borrowings on life insurance;

     (c) all long-term debt of the Seller;

     (d) any liabilities or obligations of any Owner or of the Seller to any Owner;

     (e) the liabilities and obligations of the Seller arising under this Agreement or any of the Ancillary Agreements (provided that, this Section 2.04(e) shall not affect the Purchaser's obligation to reimburse the Seller for certain costs and expenses related to the Business Employees (as defined in Section 3.13(a) as provided in the Transitional Services Agreement, to the extent such costs and expenses are incurred after the Closing);

     (f) any liability or obligation, including, without limitation, any liability for the Seller's attorney's fees or expenses, whenever incurred, resulting from any litigation disclosed pursuant to Section 3.09;

     (g) any liability or obligation arising under or in connection with any pension, insurance, bonus, profit-sharing or other Employee Plan (as defined in
Section 3.13) or any obligation relating to salaries, wages, bonuses, vacation or severance pay, or any obligation under any Law, including, without limitation, ERISA and 4980B of the Code;

     (h) any liability, Contract or other obligation of the Seller, known or unknown, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement or that the Purchaser is not expressly assuming hereunder;

     (i) any liabilities or obligations of the Seller (x) under any Contracts relating to the Excluded Assets, (y) relating to the payables or other obligations of the Seller in respect of which Seller has checks outstanding, or
(z) relating to the overpayment described in Section 2.02 of the Disclosure Schedule;

     (j) any liability or obligation resulting from or relating to any breach of contract or violation of any Law by Seller or any Owner;

     (k) any liability or obligation of the Seller arising prior to the Closing Date not expressly assumed by the Purchaser pursuant to this Agreement;

     (l) all legal fees and expenses incurred by Seller or for which Seller is otherwise liable;

     (m) all accounting fees and expenses incurred by Seller or for which Seller is otherwise liable;

     (n) any liability or obligation of the Seller resulting from or relating to withholding rebate or other payments due and payable to past or present customers of the Seller; and

     (o) any other liability or obligation of the Seller not reflected or reserved against in the computation of the Agreed Net Worth Amount on the Closing Balance Sheet.

     2.05. Purchase Price; Allocation of Purchase Price.

     (a) The purchase price to be paid by the Purchaser for the Assets (the "Purchase Price") shall consist of an aggregate of $31,500,000, payable as follows: (i) $29,640,000 in cash and (ii) a promissory note in the principal amount of $1,860,000 (subject to adjustment as provided below). In addition, the Seller may earn additional earnout payments as set forth in Section 2.11 below, partially secured by the Gross Profit Escrow. At the Closing, the Purchaser shall deliver (i) to the Seller, a wire transfer of immediately available funds in the amount of $24,900,000 less the Reserved Amount (the "Closing Payment"), and (ii) to the Escrow Agent, a wire transfer of immediately available funds in an amount ($7,740,000) equal to the sum of the Cash Escrow and the Gross Profit Escrow, and NMHC shall deliver to the Seller a promissory note in the principal amount of $1,860,000 (the "Note").

     (b) The Purchase Price shall be allocated to the Assets as set forth on a schedule to be mutually agreed upon by the parties in good faith as promptly as possible following the Closing. The Seller, the Owners and the Purchaser shall report the federal, state, local and foreign Tax consequences of the transaction contemplated by this Agreement in a manner consistent with such allocation. The Seller, the Owners and the Purchaser further covenant and agree not to take a position with respect to Taxes that is inconsistent with such allocation on any Tax Return or otherwise, except as may be required by Law; provided, however, that if any Tax authority makes or proposes an allocation with respect to the Purchase Price that differs materially from such allocation, each of NMHC, the Purchaser, the Owners and the Seller shall have the right, at its or his election and expense, to contest such Tax authority's determination. Each party shall provide the other party with all notices and information reports filed with Tax authorities and agencies with respect to the allocation of the Purchase Price; provided that, nothing contained herein or in any of the Ancillary Agreements shall obligate any Owner to provide NMHC or the Purchaser with copies of his personal Tax Returns or records.

     2.06. Closing. The Closing shall take place at the offices of Ackerman, Levine, Cullen & Brickman, LLP, 175 Great Neck Road, Great Neck, NY 11021 or at such other location as the parties may mutually agree, concurrently with the execution and delivery of this Agreement (the date on which the Closing takes place being the "Closing Date"). The Closing shall be deemed effective as of the opening of business on the Closing Date.

     2.07. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to NMHC and the Purchaser:

     (a) executed copies of the Ancillary Agreements;

     (b) termination statements and instruments of release, in form and substance satisfactory to counsel for the Purchaser, releasing and discharging all Liens (other than Permitted Liens) against the Assets or otherwise providing for the release and discharge of such Liens upon such terms and conditions as are acceptable to the Purchaser;

     (c) copies of (i) the State of Delaware Statement of Qualification of the Seller, as filed with the Secretary of State of Delaware and (ii) Limited Liability Partnership Agreement of the Seller;

     (d) a certificate, dated not more than five (5) days prior to the Closing Date, as to the organization of the Seller, executed by the appropriate officials of the Seller's state of organization and of each other state in which Seller is qualified as a foreign partnership;

     (e) a copy of the resolutions of the managing partners and holders of Class A Voting Units of the Seller, authorizing the execution and delivery of this Agreement and each of the other Ancillary Agreements to which the Seller is a party and the performance of the transactions contemplated hereby and thereby, certified by the secretary of the Seller;

     (f) a certificate from the Seller as to the incumbency and signature of the officers of the Seller, executed by the president and secretary of the Seller;

     (g) an opinion of the Seller's counsel in form and substance acceptable to the Purchaser and its counsel;

     (h) the wire transfer of all the Business Cash to an account designated by the Purchaser; and

     (i) such other certificates and documents as the Purchaser or its counsel may reasonably request.

     2.08. Closing Deliveries by the Purchaser. At the Closing, the Purchaser and NMHC, as applicable, shall deliver or cause to be delivered:

     (a) to the Seller and to each Owner executed copies of the Ancillary Agreements to which each is a party;

     (b) to the Seller (i) a wire transfer of immediately available funds in an amount equal to the Closing Payment; and (ii) the Note;

     (c) to the Escrow Agent (i) a wire transfer of immediately available funds equal to the sum of the Cash Escrow and the Gross Profit Escrow, and (ii) executed copies of this Agreement and the Escrow Agreement;

     (d) to the Seller (i) copies of the Certificate of Incorporation of NMHC, certified by the Secretary of State of Delaware; and (ii) the Limited Partnership Agreement of the Purchaser and the Certificate of Limited Partnership of the Purchaser as issued by the Secretary of State of the State of Texas;

     (e) to the Seller a certificate, dated not more than five (5) days prior to the Closing Date, as to the good standing of each of NMHC and the Purchaser, executed by the appropriate officials of Delaware and Texas, respectively;

     (f) to the Seller a copy of the resolutions of the board of directors of NMHC authorizing the execution and delivery of this Agreement and each of the other Ancillary Agreements to which NMHC is a party and the performance of the transactions contemplated hereby and thereby, certified by the secretary of NMHC;

     (g) to the Seller a copy of the resolutions of the board of directors of the general partner of the Purchaser authorizing the execution and delivery of this Agreement and each of the other Ancillary Agreements to which the Purchaser is a party and the performance of the transactions contemplated hereby and thereby, certified by the secretary of such general partner;

     (h) to the Seller a certificate from the Purchaser as to the incumbency and signature of the officers of general partner of the Purchaser, executed by the president and secretary of such general partner;

     (i) to the Seller a certificate from NMHC as to the incumbency and signature of the officers of NMHC, executed by the president and secretary of NMHC;

     (j) to the Seller an opinion of counsel for the Purchaser and NMHC in form and substance acceptable to the Seller and its counsel; and

     (k) such other certificates and documents as the Seller or its counsel may reasonably request.

     2.09. Balance Sheet Adjustment; Interim Period Net Income.

     (a) As soon as reasonably practicable following the Closing Date, and in no event more than 45 days thereafter, the parties shall cause the accounting firm of Whitley Penn, LLP, Dallas, TX (the "Audit Firm") to deliver to the Seller and the Purchaser (i) a balance sheet of the Seller as of the Closing Date (as prepared by the Purchaser and audited by the Audit Firm with an unqualified audit opinion from the Audit Firm in connection therewith, the "Closing Balance Sheet"), (ii) a written calculation of the Net Worth of the Seller as of the opening of business on the Closing Date (the "Closing Date Net Worth"), prepared by the Purchaser and reviewed by the Audit Firm on the basis of the information set forth on the Closing Balance Sheet (provided that no Excluded Assets or Excluded Liabilities shall be included in the calculation of the Closing Date Net Worth), (iii) a calculation of any payment due pursuant to this Section 2.09 prepared by the Purchaser and reviewed by the Audit Firm, and (iv) a calculation of the net income of the Seller for the period October 1, 2003 to the Closing prepared by the Purchaser and reviewed by the Audit Firm (determined in accordance with GAAP on a basis consistent with the preparation of the Seller Financial Statements) (the "Net Income Amount"). All of the foregoing documents are referred to collectively as the "Closing Adjustment Documents." In preparing the Closing Adjustment Documents, the Net Income Amount shall not be reduced for
(i) any expenses not related to the Business, (ii) any reversals in accruals for reserved amounts reflected on the Seller Financial Statements, or (iii) for any increases in executive compensation, whether or not in the ordinary course of business. For purposes of this Section 2.09, the term "Net Worth" shall mean the book value of the Assets, less the book value of the Assumed Liabilities reflected on the Closing Balance Sheet. The parties shall cooperate in good faith in the prompt preparation of the Closing Adjustment Documents. The Closing Adjustment Documents shall be prepared in accordance with GAAP on a basis consistent with the preparation of the Seller Financial Statements.

     (b) If the Agreed Net Worth Amount exceeds the Closing Date Net Worth, the Purchaser shall retain from the Reserved Amount the amount of such excess and shall remit the balance of the Reserved Amount, if any, to the Seller. If the amount by which the Agreed Net Worth Amount exceeds the Closing Date Net Worth is greater than the Reserved Amount, then the Purchaser shall retain the entire Reserved Amount and the Seller shall pay to the Purchaser the balance of such excess. If the Closing Date Net Worth equals or exceeds the Agreed Net Worth Amount, the Purchaser shall remit to the Seller the full Reserved Amount. Any payment due under this Section 2.09(b) shall be made by wire transfer of immediately available funds within 10 days following the determination of the amount thereof and shall include interest on such amount (including the Reserved Amount, or any portion thereof, that is paid to the Seller), at 4% per annum.

     (c) If the Closing Date Net Worth is less than the sum of (X) $1,850,000, plus (Y) the Adjusted Net Income Amount (as defined below), then the Seller and Owners shall pay the shortfall (without duplication of any payment pursuant to paragraph (b) above) to the Purchaser within five (5) business days after finalization of the Closing Adjustment Documents. The term "Adjusted Net Income Amount" shall mean the Net Income Amount, less an amount equal to the distributions to the Owners or other shareholders of the Seller determined by the Audit Firm to be required to enable the Owners and such shareholders to pay their respective income tax liabilities in respect of their respective portions of such Net Income Amount. Any dispute between the parties with respect to the Net Income Amount or the Adjusted Net Income Amount shall be resolved in the same manner as a Disagreement.

     (d) Within ten (10) Business Days after receipt of the Closing Adjustment Documents, either party may dispute all or any portion thereof by giving written notice (a "Notice of Disagreement") to the other party setting forth in reasonable detail the basis (to the extent such information is available to such party) for any such dispute (any such dispute being referred to as a "Disagreement"). If neither party gives a Notice of Disagreement in accordance with the provisions of the first sentence of this paragraph within such ten (10) Business Day period, each of the parties shall be deemed to have irrevocably accepted the Closing Adjustment Documents in the form delivered to the parties by Audit Firm.

     (e) If either party (the "Objecting Party") shall deliver a Notice of Disagreement to the other party (the "Other Party"), and the Other Party shall not dispute all or any such portion of such Notice of Disagreement by giving notice (a "Dispute Notice") to the Objecting Party setting forth in reasonable detail the basis for such dispute (to the extent such information is available to the Objecting Party) within ten (10) Business Days following delivery of such Notice of Disagreement, the Other Party shall be deemed to have irrevocably accepted the Closing Adjustment Documents as modified in the manner described in the Notice of Disagreement. If the Other Party timely furnishes the Objecting Party with a Dispute Notice, the parties, within five (5) Business Days following the receipt of such Dispute Notice, shall cause the Disagreement to be referred to KBA Group, LLP, Dallas, Texas, or such other independent accounting firm other than the Audit Firm as the parties may mutually agree (the
"Independent Accounting Firm"), for resolution of such Disagreement in accordance with the terms of this Agreement. The review of the Independent Accounting Firm shall be limited solely to the disputed item or items contained in the Notice of Disagreement, the determinations of the Independent Accounting Firm with respect to any Disagreement shall be final and binding upon the parties and the amount so determined shall be used to complete the Closing Adjustment Documents and the amounts due, if any, pursuant to this Section 2.09. Each of the parties shall use commercially reasonable efforts to cause the Independent Accounting Firm to render its determination as soon as practicable after referral of the Disagreement to such Independent Accounting Firm, and each party shall cooperate with such Independent Accounting Firm, including providing to such Independent Accounting Firm reasonable access to the books, records, personnel and representatives of such party and its affiliates and such other information as such Independent Accounting Firm may require in order to render its determination. The fees and disbursements of the Independent Accounting Firm shall be borne by the parties in inverse proportion to the portion of the disputed amount awarded to each (e.g., if the Objecting Party claims it is entitled to an additional $100,000 and the Independent Accounting Firm determines that the Objecting Party was, in fact, entitled to an additional $35,000, then the Objecting Party shall bear 65% of the fees and disbursements of the Independent Accounting Firm and the Other Party shall bear 35% of such fees and disbursements).

     2.10. Escrow; Setoff Against Note.

     (a) At the Closing, the parties shall enter into the Escrow Agreement, pursuant to which the Escrow Agent shall hold (i) the Cash Escrow in escrow to secure the indemnification obligations of the Seller and the Owners pursuant to
Section 6.02, and (ii) the Gross Profit Escrow to secure the Purchaser's obligations under Section 2.11. The Cash Escrow shall be released from escrow and distributed in accordance with the terms of the Escrow Agreement and this
Section 2.10, and the Gross Profit Escrow shall be released and distributed in accordance with the terms of the Escrow Agreement and Section 2.11. On the 270th day following the Closing Date, $1,000,000, less the aggregate amount, if any, of Applicable Losses (as defined below) for which the Purchaser has provided notice in accordance with Section 6.03 (whether or not adjudicated or resolved), shall be released from escrow out of the Cash Escrow. On the 360th day following the Closing Date, $1,000,000, less the aggregate amount, if any, of Applicable Losses for which the Purchaser has provided notice in accordance with Section
6.03 (whether or not adjudicated or resolved) and which were not withheld from a previous distribution from escrow, shall be released from escrow out of the Cash Escrow. On the 450th day following the Closing Date, $1,500,000, less the aggregate amount, if any, of Applicable Losses for which the Purchaser has provided notice in accordance with Section 6.03 (whether or not adjudicated or resolved) and which were not withheld from a previous distribution from escrow, shall be released from escrow out of the Cash Escrow. Such distributions shall be made by wire transfer of immediately available funds to an account designated by the Seller. The term "Applicable Losses" means all Losses (as defined in Section 6.01) other than Losses that are not indemnifiable by Seller or Owners by reason of the $250,000 exclusion set forth in Section 6.02(b)(ii).

     (b) At the end of the fifteen (15) month escrow period, the entire amount of the remaining Cash Escrow, less the aggregate amount, if any, of Applicable Losses for which the Purchaser has provided notice in accordance with Section
6.03 (whether or not adjudicated or resolved) and which were not withheld from a previous distribution from escrow, shall be released from escrow, and delivered to the Seller in accordance with the terms of the Escrow Agreement; provided, however, that the Gross Profit Escrow shall only be released and distributed in accordance with the provisions of Section 2.11.

     (c) In addition to the Cash Escrow, the Note shall be subject, for the first 15 months after the Closing Date, to setoff in respect of any indemnification obligations of the Seller and the Owners pursuant to Section 6.02, and shall not thereafter be subject to such setoff. For purposes of the preceding sentence, the Purchaser shall be deemed to have exercised its right to setoff against the Note if it delivers to the Seller, within the first 15 months after the Closing Date, a notice of claim in accordance with the provisions of
Section 6.03(a).

     2.11. Gross Profit Adjustment; Earn-out.

     (a) If and to the extent that the Gross Profit (as defined below) generated by the Business is greater than:

          (i) $1,500,000 in the fiscal quarter commencing April 1, 2004 and ending June 30, 2004, the Purchaser shall pay to the Seller out of the Gross Profit Escrow an amount equal to 5 times the amount of such excess;

          (ii) $3,000,000 on a cumulative basis in the two fiscal quarters commencing April 1, 2004 and ending September 30, 2004, the Purchaser shall pay to the Seller out of the Gross Profit Escrow an amount equal to 5 times the amount of such excess, less any amount paid to the Seller under subparagraph (i) above;

          (iii) $4,500,000 on a cumulative basis in the three fiscal quarters commencing April 1, 2004 and ending December 31, 2004, the Purchaser shall pay to the Seller out of the Gross Profit Escrow an amount equal to 5 times the amount of such excess, less any amounts paid to the Seller under subparagraphs (i) and (ii) above; and

          (iv) $6,000,000 on a cumulative basis in the four fiscal quarters commencing April 1, 2004 and ending March 31, 2005, the Purchaser shall pay to the Seller out of the Gross Profit Escrow an amount equal to 5 times the amount of such excess, less any amounts paid to the Seller under subparagraphs (i), (ii) and (iii) above;

     provided, however, that, notwithstanding the foregoing, (1) the only revenues to be utilized in the calculation of Gross Profit in any of the periods described in subparagraphs (i), (ii), (iii), and (iv) above shall be revenues generated by customers of the Business who (x) are such on the date hereof or
(y) are not currently customers of either NMHC or the Business and are listed on
Schedule 2.11 annexed hereto (collectively, "Qualified Customers"), (2) each of the payments described in subparagraphs (i), (ii), (iii), and (iv) above shall be payable on or before the end of the first fiscal quarter following the end of the period described in such subparagraph, (3) the maximum amount payable by the Purchaser to the Seller under this paragraph (a) shall in no event exceed $3 million (plus accrued interest, if any, as provided below), (4) all calculations and determinations under this Section 2.11 shall be made by the Purchaser, and all disputes regarding such calculations and determinations shall be resolved in the same manner in which Disagreements are resolved, and (5) the Seller will be provided with a copy of and the opportunity to review any calculations made hereunder (promptly after such calculations are made by the Purchaser) to determine whether or not it disputes such calculations or any portion thereof. Any portion of the Gross Profit Escrow not payable to the Purchaser under subparagraphs (i), (ii), (iii), and (iv) above shall be paid to the Seller on or before June 30, 2005. Any interest accruing on the Gross Profit Escrow shall be paid to the Purchaser and the Seller in the same proportion that the principal of such Gross Profit Escrow is paid. For purposes of this Agreement, the term "Gross Profit" with respect to any period shall mean revenue generated by the Business from Qualified Customers during such period, less the cost of claims attributable to such revenue, all as determined in accordance with GAAP on a basis consistent with the preparation of the Purchaser's audited financial statements, it being agreed that no cost savings that the Purchaser realizes relative to the Seller's historical costs, however achieved, shall be taken into account in calculating such cost of claims and no effect should be given to the reversal of any accruals for reserved amounts reflected on the Closing Balance Sheet.

     (b) If, but only if, (x) the Seller is entitled to receive the entire Gross Profit Escrow pursuant to the provisions of paragraph (a) above, and (y) the Gross Profit generated by the Business (whether or not from Qualified Customers) during the four fiscal quarters commencing April 1, 2004 and ending March 31, 2005 exceeds $6.6 million, then the Purchaser shall pay to the Seller, as additional Purchase Price, an amount equal to 2.5 times the amount of such excess, up to a maximum payment of $1.2 million. Any payment owing by the Purchaser under this paragraph (b) shall be paid to the Seller on or before June 30, 2005.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                          OF THE SELLER AND THE OWNERS

     The Seller and the Owners jointly and severally represent and warrant to NMHC and the Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement, and, if the Closing Date is different from such date, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Schedule. For the purposes of this Article III, all representations and warranties of the Seller shall be deemed to refer to the Seller as constituted prior and subsequent to the Conversion, except where the context of a specific representation or warranty requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered sections contained in this Article III, provided, however, that a matter disclosed and referenced to any particular section or subsection will be deemed to be disclosed for purposes of any other section or subsection of this Article III if the matter is disclosed in such a way to make its relevance to such other sections or subsections reasonably apparent and expressly identifies such other section or sections to which such disclosure applies.

     3.01. Organization, Etc. The Seller is a registered limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified or licensed to do business, and is in good standing, as a foreign company, in each jurisdiction where the character of the Assets or the nature of its activities in connection with the Business makes such qualification or licensing necessary, except as would not cause a Seller Material Adverse Change, all of which jurisdictions are set forth on Section 3.01 of the Disclosure Schedule. The Seller has full power and authority to conduct the Business as it is now being conducted and to own, operate or lease the Assets. The Seller has heretofore delivered to NMHC and the Purchaser true and correct copies of its Statement of Qualification and Limited Liability Partnership Agreement ("Partnership Agreement") in effect on the date hereof. The Seller has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

     3.02. Capitalization. The authorized, issued and outstanding partnership interests of the Seller are as set forth in Section 3.02 of the Disclosure Schedule. All of the issued and outstanding partnership interests of the Seller are owned, of record and beneficially, as set forth on Section 3.02 of the Disclosure Schedule. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class of partnership interests of Seller are as set forth in its Partnership Agreement, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable state partnership laws. All outstanding partnership interests of the Seller have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of Seller were issued in compliance with all applicable securities (federal and state) and state partnership laws. None of the outstanding securities have been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which the Seller is a party or by which the Seller is bound, obligating the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional partnership interests or any securities or obligations convertible into or exchangeable for such partnership interests or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, of the Seller to purchase, redeem or otherwise acquire any of its partnership interests. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting (i) between or among Seller and any of the Owners or other partners of the Seller or (ii) between or among any of the Owners and other partners.

     3.03. Authorization. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller and its partners. This Agreement has been, and each Ancillary Agreement to which the Seller or any Owner is a party will be, duly executed and delivered by the Seller and each of the Owners, as applicable, and (assuming due authorization, execution and delivery by NMHC and the Purchaser) this Agreement is, and each Ancillary Agreement, when duly executed and delivered will be, a legal, valid and binding obligation of the Seller and each of the Owners, as applicable, enforceable against it or him in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     3.04. No Violation. The execution and delivery of this Agreement and Ancillary Agreements by the Seller and Owners do not, and the consummation by the Seller and Owners of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (i) conflict with, or result in any violation of or default under, any provision of the Seller's Statement of Qualification or Partnership Agreement; (ii) conflict with, or result in any violation of or default or loss of any benefit under, any Assumed Contract or License, or any Law or Governmental Order to which the Seller is a party or to which any of its property is subject; (iii) accelerate the performance required by any Assumed Contract, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, will result in a default or loss of any right thereunder or the creation of any Lien upon any of the Assets; (iv) result in any suspension, revocation, impairment, forfeiture or non-renewal of any License or (v) result in the Seller being required to pay any material amount or refund to any customer or licensee of Seller in respect of amounts received by Seller in advance of the performance of services.

     3.05. Approvals. Except as disclosed in Section 3.05 of the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by the Seller and each of the Owners do not, and the performance of this Agreement and the Ancillary Agreements by the Seller and each of the Owners will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract, other than such filings or registrations with, or authorizations, consents or approvals of Governmental Authorities as have been obtained or made prior to the date hereof.

     3.06. Financial Statements and Other Information.

     (a) The Seller has delivered to NMHC and the Purchaser true, correct and complete copies of the Seller's audited balance sheet at December 31, 2003 and the related statements of operations and cash flows for the fiscal year then ended, together with the notes to such financial statements (collectively, the "Seller Financial Statements"). The audited balance sheet of Seller at December 31, 2003 is referred to as the "Seller Balance Sheet" and such date is referred to as the "Balance Sheet Date."

     (b) The Seller Financial Statements were prepared from and are in accordance with the books and records of the Seller and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and the balance sheet included therein present fairly as of their respective dates the financial condition of the Seller. All liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, that existed at the date of such Seller Financial Statements have been disclosed in the balance sheet included in the Seller Financial Statements or in notes to the Seller Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed. The statement of operations and cash flows included in the Seller Financial Statements presents fairly the results of operations and cash flows of the Seller for the period indicated, and the notes included in the Seller Financial Statements present fairly the information purported to be shown thereby. The statement of operations included in the Seller Financial Statements does not contain any material items of special or non-recurring income or other income not earned, or omit any expenses incurred, in the ordinary course of business except as expressly specified therein. The Business has not been conducted through any Person other than the Seller.

     (c) Except as set forth in Section 3.06(c) of the Disclosure Schedule, all assets reflected in the Seller Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein.

     (d) The Accounts Receivable of the Seller arising from the Business as set forth on the Seller Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, contra, set-offs or counterclaims; and, except as set forth in Section 3.06(d) of the Disclosure Schedule, are collectible or realizable at the full recorded amount thereof (less, in the case of Accounts Receivable appearing on the Seller Balance Sheet, the recorded allowance for collection losses on the Seller
Balance Sheet, and less, in the case of Accounts Receivable charged back to pharmacies, the Seller's management fee) over the period of usual trade terms (by use of the Seller's normal collection methods (as described in Section 3.06(d) of the Disclosure Schedule) without resort to litigation or reference to a collection agency).

     (e) Except as set forth in the notes to the Seller Financial Statements, the liabilities on the Seller Balance Sheet consist solely of accrued obligations and liabilities incurred by the Seller in the ordinary course of business to Persons that are not Affiliates of the Seller. There are no liabilities of the Seller of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including, without limitation, documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (i) liabilities disclosed in the Seller's Financial Statements, (ii) liabilities relating solely to the Excluded Assets, and (iii) liabilities that have arisen after the Balance Sheet Date in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than charge-backs incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit).

     (f) The books, records and accounts of the Seller accurately and fairly reflect, in all material respects and in reasonable detail, the transactions and the assets and liabilities of the Seller. The Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of the Seller except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Seller.

     (g) Section 3.06(g) of the Disclosure Schedule lists the name and address of every bank and other financial institution in which the Seller or its Affiliates maintain an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

     3.07. Absence of Certain Changes or Events.

     (a) Since the Balance Sheet Date, except as contemplated by this Agreement, the Business has been conducted in all material respects in the ordinary course consistent with past practice. Since the Balance Sheet Date, there has been no Seller Material Adverse Change.

     (b) Without limiting the generality of the foregoing, since the Balance Sheet Date, except as contemplated by this Agreement or as set forth in the Disclosure Schedule, the Seller has not:

          (i) except in the ordinary course of business of the Seller consistent with past practice, granted any Lien (other than a Permitted Lien) on any Asset;

          (ii) except in the ordinary course of business consistent with past practice, granted or agreed to grant any bonus to any Business Employee or made any increase in the rate of salary or compensation or benefits of any Business Employee;

          (iii) except for sales of inventory in the ordinary course of business of the Seller and consistent with past practice of the Seller, sold, assigned, transferred, leased or otherwise disposed of any of the Assets having a value individually or in the aggregate exceeding $10,000;

          (iv) except as required by GAAP, made any material change in any method of accounting or accounting practice;

          (v) failed to pay or discharge when due any liability or obligation;

          (vi) made any material change in the manner of its business or operations;

          (vii) paid or declared any dividend or other distribution with respect to any capital stock, other than to the extent necessary to fund the Owners' Tax liabilities arising from the operation of the Business, including, without limitation, for Tax liabilities arising with respect to 2003 or the period from January 1, 2004 to the Closing;

          (viii) issued any capital stock or other security (including, without limitation, securities convertible into or rights to acquire capital stock of the Seller);

          (ix) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under Contracts entered into, borrowings under the banking facilities of the Seller disclosed on the Disclosure Schedule and liabilities in respect of letters of credit issued under such banking facilities disclosed on the Disclosure Schedule, all of which were in the ordinary course of business;

          (x) forgiven or cancelled any debts or claims (except in the ordinary course of business of the Seller consistent with past practice), suffered any material loss of any Asset or waived any right of substantial value whether or not in the ordinary course of business;

          (xi) suffered any Seller Material Adverse Change in its relations with, or any loss or, to the Knowledge of the Seller, threatened loss of, any of the suppliers or customers of the Seller disclosed pursuant to
     Section 3.18;

          (xii) delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

          (xiii) terminated any Contract or License or entered into any transaction or Contract affecting the Assets except in the ordinary course of business;

          (xiv) except as contemplated by this Agreement, entered into any commitment or Contract to do any of the foregoing; and

          (xv) received notice of any Action by a Governmental Authority.

     3.08.  Taxes.

     Except as set forth in Section 3.08 of the Disclosure Schedule:

     (a) all Tax returns, forms, statements and reports (herein referred to collectively as "Tax Returns" or singularly as a "Tax Return") required to be filed by or on behalf of the Owners or the Seller have been filed in a timely manner with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account all extensions) and all Taxes shown to be due and payable on such Tax Returns have been paid in full;

     (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all liabilities for Taxes for the periods covered by such Tax Returns;

     (c) none of such Tax Returns are now under audit or examination by any Governmental Authority, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature with respect to any such Tax Return, nor is any Action now pending or, to the Knowledge of the Seller or any Owner, threatened against the Seller or any Owner with respect to any Tax relating to the Assets, and, to the Knowledge of the Seller or any Owner, there is no Basis for such an Action;

     (d) there is no Tax Lien imposed by any Governmental Authority outstanding against any of the Assets;

     (e) neither the Seller nor any of its Affiliates has made with respect to any Assets any consent under Section 341 of the Code, (1) none of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, and
(2) none of the Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954;

     (f) the Seller does not have any liability for Taxes of any other taxpayer as a transferee, successor, by Contract or otherwise; and

     (g) the Seller elected "s-corporation" status effective as of June 25, 1992 and the Seller was and has remained qualified as an "s-corporation" under
Section 1361(a) of the Code through the effective date of the Conversion.

     3.09. Litigation. Except as set forth in Section 3.09 of the Disclosure Schedule, there are no Actions pending or, to the Knowledge of the Seller, threatened against the Seller, or any Basis in fact therefor known to the Seller, relating to the Business or to which any of the Assets are subject.
Section 3.09 of the Disclosure Schedule accurately describes each Action. Neither the Assets nor the Seller is subject to any Governmental Order.

     3.10. Compliance with Laws. The ownership, use and operation of the Assets and operation of the Business has been conducted by the Seller in compliance in all material respects with all Laws and Governmental Orders applicable to the Seller, the Business or any Asset, including all Environmental Laws, but excluding those Laws referred to specifically in Section 3.23. No investigation or review by any Governmental Authority with respect to the Business or the Seller is pending or, to the Knowledge of the Seller, threatened, nor has any Governmental Authority indicated in writing or otherwise to the Seller an intention to conduct the same. Neither the Seller nor, to the Knowledge of the Seller, any shareholder, director, officer, consultant or employee of the Seller (in their capacity as such), is in default with respect to any Governmental Order known to or served upon the Seller by any Governmental Authority. To the Knowledge of the Seller, there is no existing Law that would prohibit or restrict or otherwise adversely affect the conduct of the Business in any jurisdiction in which it is now being conducted. This Section 3.10 shall not apply to any matter covered by Section 3.23 and a breach of Section 3.23 shall not be deemed a breach of this Section 3.10, and vice versa.

     3.11. Real Property.

     (a) The Seller owns no real property.

     (b) Section 3.11(b) of the Disclosure Schedule identifies each parcel of real property leased or subleased by the Seller and used in the Business (the "Leased Real Property"). No lease or sublease with respect to any such Leased Real Property (the "Real Property Leases") is subject to any Lien except Permitted Liens.

     (c) True and complete copies, as amended to the date hereof, of the Real Property Leases and all notices and demands thereunder have been made available to NMHC and the Purchaser by the Seller. Subject to the terms of the respective Real Property Leases, the Seller has a valid and subsisting leasehold or subleasehold estate in each parcel of Leased Real Property. The Real Property Leases are in full force and effect and neither the Seller nor, to the Knowledge of the Seller, any other party to any Real Property Lease is in default thereunder, nor does any condition exist which, with notice and/or the passage of time, would constitute such a default.

     3.12. Condition of the Assets and Related Matters.

     The Assets and the Software License constitute all of the assets necessary for the conduct of the Business as currently conducted and for the Purchaser to be able to perform the Purchaser's obligations under the Assumed Liabilities after the Closing, and none of the Excluded Assets (other than the Software) are material to the Business.

     (a) Except for (i) Permitted Liens and (ii) Liens created by or through NMHC or the Purchaser or any of their respective Affiliates, the Seller has, and upon payment therefor, the Purchaser will have good and indefeasible title to the Assets (except for leased or licensed Assets, as to which the Seller has, and the Purchaser will have, valid leaseholds or licenses), free and clear of all Liens.

     (b) The Assets and the Facility are in good operating condition, ordinary wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable Laws relating to their construction, use and operation. None of the Assets or the Facility is in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material, individually or in the aggregate, in nature or cost. The Assets do not include any equity interests in any other Person.

     3.13. Employee Plans.

     (a) Section 3.13(a) of the Disclosure Schedule lists each "employee benefit plan," as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each other benefit plan, policy, agreement or arrangement (including, without limitation, any collective bargaining agreement) that is, with respect to Seller's own employees, (i) maintained, administered, contributed to or required to be contributed to by the Seller, or any entity that, together with the Seller, would be treated as a single employer under Section 414 of the Code (an "ERISA Affiliate") or to which the Seller or any ERISA Affiliate is a party; and
(ii) covers any employee or former employee of the Seller or any of its ERISA Affiliates who provides or has provided services to or in connection with the Business (the "Business Employees"). Each such plan, policy, agreement or arrangement is referred to herein as an "Employee Plan."

     (b) Seller has delivered to NMHC and the Purchaser true, correct and complete copies of the following documents with respect to each Employee Plan (where applicable): (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan, and (ii) where applicable, (a) the last annual report (5500 series) filed with the Internal Revenue Service or the Department of Labor; (b) the most recent balance sheet and financial statement; (c) the most recent actuarial report or valuation statement; and (d) the most recent determination letter issued by the Internal Revenue Service, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the Internal Revenue Service or the Department of Labor since inception and any application therefor which is currently pending.

     (c) The Seller has no funded  employee  pension plans within the meaning of
Section 3(2) of ERISA.

     (d) Each Employee Plan has been maintained in compliance with its terms and applicable Law. With respect to each Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code, (i) Seller has complied in all material respects with the provisions of Section 4980B of the Code; and (ii) no event has occurred and no circumstance exists under which Seller has incurred or may incur, direct or indirect liability under the provisions of Section 4980B of the Code that could become a liability of NMHC or Purchaser or that has resulted or could result in the imposition of a Lien upon any of the Assets.

     3.14. Labor Matters. Section 3.14 of the Disclosure Schedule contains a true and complete list of all Business Employees who are employed or performing services in the Business on the date hereof, the title and rate of compensation of each Business Employee, and the amount of any accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel as of the third
Business Day prior to the Closing Date. The Seller is not in default with respect to any withholding or other employment Taxes or payments with respect to accrued vacation or severance pay on behalf of any employee or independent contractor for which it is obligated on the date hereof, and the Seller will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date, including, without limitation, all salary, bonuses, vacation pay, sick leave and other leave accrued through the Closing Date. The Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustment for any Business Employee. The Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Within the last 18 months, no employee or independent contractor has filed or, to the Knowledge of the Seller, threatened any claims, and there is no reasonable Basis for a claim against the Seller relating to employment or similar matters (including, without limitation, compensation and benefits) with the Seller. There are not in existence or, to the Knowledge of the Seller, threatened any (i) work stoppages respecting employees or independent contractors of the Seller or (ii) unfair labor practice complaints against the Seller. The Seller is not a party to any collective bargaining agreement applicable to any Business Employees. No representation question exists respecting the Business Employees and no collective bargaining agreement is currently being negotiated by the Seller covering its employees, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Seller has not received notice from any union or the Business Employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of the Seller, and, to the Knowledge of the Seller, no Basis for such audit exists. The Seller does not have any severance agreement or other arrangement with respect to severance with any Business Employee. To the Knowledge of the Seller, there are no covenants, agreements or restrictions to which the Seller is a party or bound, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting any person listed on Section 3.14 of the Disclosure Schedule from engaging in any types of business activity in any location. True and complete copies of the current written personnel policies, manuals and/or handbooks of the Seller have been made available to NMHC and the Purchaser.

     3.15. Contracts. Section 2.01(i) of the Disclosure Schedule lists each currently effective Contract relating to the Business, the Business Employees or the Assets (except that, with respect to pharmacy agreements, only the top 100 agreements in terms of generation of revenue are listed). Except as indicated on the Disclosure Schedule, all of such Contracts are Assumed Contracts. True and correct copies of the written Assumed Contracts noted on Section 2.01(i) of the Disclosure Schedule have been furnished to NMHC and the Purchaser. With respect to each Assumed Contract (whether or not listed on the Disclosure Schedule): (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) subject to obtaining any required consents with respect to Contracts which are not assignable, such Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;
(iii) neither the Seller nor, to the Knowledge of the Seller, any other party thereto, is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, modification or acceleration, under such Contract; and (iv) neither the Seller nor, to the Knowledge of the Seller, any other party thereto has repudiated any provision of such Contract. There are no material liabilities of the Seller or, to the Knowledge of the Seller, any other party to any of the Assumed Contracts arising from any breach of or default in any other provision thereof, nor has there occurred any breach or default thereof by the Seller that would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the Assets. Except in the ordinary course of business, there are no negotiations pending or in progress to revise any material terms of such Assumed Contracts.

     3.16. Insurance Policies. Section 3.16 of the Disclosure Schedule (i) contains a correct and complete summary of all insurance agreements and policies maintained by the Seller, including any and all insurance agreements and policies covering the Assets and the Business, and the type and amounts of coverage thereunder, and (ii) reflects all such insurance required by any Law applicable to the Business or by any Assumed Contract, and such insurance is adequate, in type and amount, to protect the Business against the risks involved in the conduct of the Business. Such agreements and policies are in full force and effect, the Seller is not delinquent with respect to any premium payments thereon, and the Seller has not received any notice of cancellation or termination with respect to any such policy. There are no pending claims against such insurance agreements and policies by or on behalf of the Seller.

     3.17. Brokers. Except as set forth in Section 3.17 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller, the Owners or their respective Affiliates.

     3.18. Suppliers and Customers.

     (a) Section 3.18 of the Disclosure Schedule lists (i) all suppliers of the Seller to which the Seller made payments during the year ended December 31, 2003, or expects to make payments during the year ending December 31, 2004, in excess of one percent of the Seller's cost of sales as reflected on the Seller's statement of operations for 2003 and (ii) all customers of the Seller that paid the Seller during the year ended December 31, 2003 or that the Seller expects will pay to the Seller during the year ending December 31, 2004, more than one percent of the Seller's sales revenues as reflected on the Seller's statement of operations for 2003. Section 3.18 of the Disclosure Schedule sets forth (i) a list of the 20 largest customers of the Seller by sales volume during each of fiscal 2003 and 2002, together with the total amount of sales revenue generated by each such customer during each such period, and (ii) a list of the 20 largest suppliers of the Seller by sales volume during each of fiscal 2003 and 2002, together with the total amount paid to each such supplier during each such period.

     (b) To the Knowledge of the Seller, none of the customers or suppliers of the Seller listed on Section 3.18 of the Disclosure Schedule intends, or is considering, ceasing or altering, in any material adverse respect, their purchasing from, selling to or dealing with the Seller by reason of the consummation of the transactions contemplated by this Agreement, or otherwise.

     (c) Neither the Seller nor any Owner, nor, to the Knowledge of the Seller, any of its officers, directors or Affiliates, nor any relative or spouse (or relative of such spouse) of any Owner or any such officer, director or Affiliate, nor any entity controlled by one of more of the foregoing:

          (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Seller;

          (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Seller uses in the conduct of the Business (other than Excluded Assets); or

          (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Seller, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     3.19. Intellectual Property. Section 2.01(c) of the Disclosure Schedule contains an accurate and complete list of all Seller Intellectual Property owned (in whole or in part), licensed to any extent or used or anticipated to be used in the conduct of the Business as currently conducted, whether in the name of the Seller, any employee or otherwise. The Seller owns or has the valid right to use, in each case as and to the extent currently used in the Business, all Seller Intellectual Property that is used in the operation of the Business as currently operated or proposed to be operated by the Seller. Each item constituting part of the Seller Intellectual Property in which the Seller has an ownership or license interest has been, to the extent indicated on the Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Authorities, domestic or foreign, as are indicated on the Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. To the Knowledge of the Seller, the Seller Intellectual Property and the use thereof in the operation of the Business as currently conducted by the Seller, do not infringe any Copyright, Trademark or other Intellectual Property right of any Person. No claim, written or oral, has been asserted or, to the Knowledge of the Seller, could be asserted, that threatens or, to the Knowledge of the Seller, could threaten, that the use of such Seller Intellectual Property in a manner consistent with past practice does or may infringe upon the Intellectual Property rights of any Person. To the Knowledge of the Seller, no Person is engaging in any activity that infringes upon the Seller Intellectual Property or the Seller's rights in or to any Seller Intellectual Property. Neither the Seller nor any of its Affiliates is in breach of, or default under, any term of any Contract relating to the Seller Intellectual Property, and, to the Knowledge of the Seller, no other party to any such Contract is in breach thereof or default thereunder. Without limiting any other provisions hereof, the Seller has not granted any license, franchise or permit to any Person to use any of the Seller Intellectual Property and no other Person (including, without limitation, the Seller) has the right to use the same Trademarks used by the Seller or any similar Trademarks likely to lead to confusion. Since January 1, 1994, the Seller has not conducted the Business under any corporate, trade or fictitious name.

     3.20. Licenses. The Seller holds all Licenses that are material or necessary for the operation of the Business as currently operated, all of which Licenses are set forth on Section 2.01(j) of the Disclosure Schedule. All of such Licenses are in full force and effect in all material respects, the Seller is in compliance in all material respects with the terms of such Licenses, and no Action is pending nor, to the Knowledge of the Seller, is threatened to revoke or terminate any License or declare any License invalid in any material respect. Except as disclosed on the Disclosure Schedule, none of the Licenses expires prior to December 31, 2004. The Seller has taken all necessary action to maintain such Licenses in full force and effect.

     3.21. No Illegal or Improper Transactions. Neither the Seller, the Owners, nor, to the Knowledge of the Seller, any director, officer or employee of the Seller has, directly or indirectly, used funds or other assets of the Seller, or made any promise or undertaking in such regards, for (i) illegal contributions, gifts, entertainment or other expenses relating to political activity, (ii) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign, (iii) illegal payments to or for the benefit of any Person, or any director, officer, employee, agent or representative thereof, or
(iv) the establishment or maintenance of a secret or unrecorded fund, and there have been no false or fictitious entries made in the books or records of the Seller. Neither the Seller, the Owners, nor, to the Knowledge of the Seller, any director, officer or employee of the Seller has, directly or indirectly, received payments in violation of any Law applicable to the Seller.

     3.22. Transactions with Affiliates. No Owner, no officer or director of the Seller, and no person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, and no entity in which any such Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by all such Persons in the aggregate) and no Affiliate of any of the foregoing or any current or former Affiliate of the Seller or Owners has any interest in: (a) any Contract relating to the Business, the Assets or the Assumed Liabilities; or (b) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by the Seller. There are no accounts receivable, notes receivable, loans or other receivables or accounts payable or owed to or due from any Owner or any Affiliate of the Seller or of the Owners to the Seller.

     3.23. Regulatory Compliance.

     (a) The Seller is in compliance in all material respects, to the extent applicable, with all (i) rules and regulations of the Medicare and Medicaid programs, including any guidance interpreting such rules and regulations; (ii) federal laws, rules, regulations and applicable guidance relating to health care fraud and abuse, including, without limitation: (A) the Anti-Kickback Law, 42 U.S.C. ss.1320a-7b, 42 C.F.R. ss.1001.952, (B) the federal false coding statute, 42 U.S.C. ss.1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. ss.1395nn, 42 C.F.R. ss.411.351 et seq., and (D) the false claims act, 31 U.S.C. ss.3729 et seq.; (iii) state laws relating to health care fraud and abuse; (iv) state laws relating to Medicaid or any other state health care or health insurance programs; (v) federal or state laws relating to billing or claims for reimbursement submitted to any third party payor; and (vi) other federal or state laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services, or the billing for or claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor.

     (b) Since January 1, 2001, neither the Seller nor the Owners nor, to the Knowledge of the Seller, any director, officer, employee or agent, of the Seller, with respect to actions taken on behalf of the Seller, (i) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act), (iii) has been convicted of any criminal offense relating to the delivery of any item or service under a federal health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or
(iv) is a party to or subject to any action or proceeding concerning any of the matters described above in clauses (i) through (iii).

(c) The Seller is in compliance in all material respects, to the extent applicable, with the terms and provisions of all Laws relating to patient or individual healthcare information, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended, and any rules or regulations promulgated thereunder (collectively, the "Healthcare Information Laws"). The Seller has (i) undertaken all necessary surveys, audits, inventories, reviews, analyses, or assessments (including any necessary risk assessments) on all areas required for material compliance under all Healthcare Information Laws, (ii) developed a plan and time line for coming into material compliance with all Healthcare Information Laws (the "Compliance Plan") and (iii) implemented those provisions of the Compliance Plan to ensure that the Seller is and will remain in material compliance with all Healthcare Information Laws.

     3.24. Investments. The Seller does not own or control (directly or indirectly), or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

     3.25. Conversion. The Seller converted its organizational form from The Inteq Group, Inc., a Texas corporation ("Inteq"), to a Delaware registered limited liability partnership pursuant to and in accordance with the provisions of Article 5.17 of the Texas Business Corporation Act and Sections 901 and 1001 of the Delaware Revised Uniform Partnership Act effective as of March 26, 2004 (the "Conversion"). Following the Conversion, all of the assets and properties owned by Inteq immediately prior to the Conversion remain fully and indefeasibly vested in the Seller in its new organizational form and, as of the date hereof, are the sole and exclusive property of the Seller, without reversion or impairment and subject to no liens other than Permitted Liens, and Seller continues to own all right, title and interest in and to the Assets to the same extent and in the same manner as did Inteq prior to the Conversion. The Conversion was duly authorized by all necessary corporate action or partnership action, as the case may be, and such Conversion did not require the authorization, consent, or approval of, notice to, or registration or filing with, any third party except such as were obtained, given or effected prior to such Conversion; such Conversion did not (i) conflict with, or result in any violation of or default under, any provision of the organizational documents of Inteq or the Seller; (ii) conflict with, or result in any violation of or default or loss of any benefit under, any Assumed Contract or License, or any Law or Governmental Order to which either Inteq or the Seller is a party or to which any of its property is or was subject; (iii) accelerate the performance required by any Assumed Contract, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, will result in a default or loss of any right thereunder or the creation of any Lien upon any of the Assets; (iv) result in any suspension, revocation, impairment, forfeiture or non-renewal of any License or (v) result in the Seller being required to pay any material amount or refund to any customer or licensee of the Seller in respect of amounts received by the Seller in advance of the performance of services. The Conversion will not have any adverse effect of any kind on the Purchaser's rights or benefits under this Agreement or its ownership, use and enjoyment of the Assets after the date hereof.

     3.26. Disclosure. None of the representations and warranties of the Seller or Owners herein or in any Ancillary Agreement or in any certificate or document delivered in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances in which it was made.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                            OF NMHC AND THE PURCHASER

     NMHC and the Purchaser jointly and severally represent and warrant to the Seller and the Owners that the statements contained in this Article IV are correct and complete as of the date of this Agreement and, if the Closing Date is different from such date, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

     4.01. NMHC Organization, Etc. NMHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NMHC is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary. NMHC has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. NMHC has heretofore delivered to the Seller true and correct copies of its certificate of incorporation and bylaws as in effect on the date hereof. NMHC has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.

     4.02. Purchaser Organization, Etc. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser is duly qualified or licensed to do business, and is in good standing, as a foreign limited partnership in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary. The Purchaser has heretofore made available to the Seller true and correct copies of its organizational documents as in effect on the date hereof. The Purchaser has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.

     4.03. Authorization. The execution and delivery by NMHC and the Purchaser of this Agreement and the Ancillary Agreements to which they are a party, the performance by NMHC and Purchaser of their obligations hereunder and thereunder and the consummation by NMHC and the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NMHC and the Purchaser. This Agreement has been, and each Ancillary Agreement to which NMHC and the Purchaser is a party will be, duly executed and delivered by NMHC and the Purchaser, and (assuming due authorization, execution, and delivery by the Seller and the Owners parties thereto) this Agreement is, and each Ancillary Agreement, when duly executed and delivered, will be a legal, valid and binding obligation of NMHC and the Purchaser, enforceable against NMHC and the Purchaser in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     4.04. No Violation. The execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (i) violate or conflict with the certificate of incorporation or bylaws of NMHC or the organizational documents of the Purchaser or any Subsidiary of NMHC or the Purchaser, (ii) conflict with or violate any Law or Governmental Order applicable to NMHC and the Purchaser or any Subsidiary of NMHC or the Purchaser, or (iii) result in any breach of, or constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the creation of any Lien on any of the assets or properties of NMHC or the Purchaser or any Subsidiary of NMHC or the Purchaser pursuant to, any Contract, License or other instrument to which NMHC and the Purchaser or any Subsidiary of NMHC or Purchaser is a party or by which any of the assets or properties of NMHC or the Purchaser or any Subsidiary of NMHC or the Purchaser are bound or affected.

     4.05. Approvals. The execution and delivery of this Agreement and the Ancillary Agreements by NMHC and the Purchaser do not, and the performance of this Agreement and the Ancillary Agreements by NMHC and the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract, other than such filings or registrations with, or authorizations, consents or approvals of Governmental Authorities necessary for the Purchaser to conduct the Business after Closing.

     4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or NMHC or their respective Affiliates.

     4.07. Financial Statements and Other Information. NMHC has filed with the Securities Exchange Commission ("SEC") all required periodic reports under the Exchange Act since January 1, 2002 (the "SEC Documents"). The financial statements of NMHC included in the SEC Documents (the "NMHC Financial Statements") comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC, and have been prepared in accordance with GAAP (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied (except as may be indicated in the notes thereto) throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the consolidated financial position of NMHC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). As of the date thereof, each SEC Document was in compliance, in all material respects, with the requirements of its form and contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. NMHC's common stock is listed for trading on The Nasdaq National Market and NMHC is in compliance in all material respects with the rules of The Nasdaq Stock Market, Inc.

     4.08. No Purchaser Material Adverse Change. Since September 30, 2003, there has been no Purchaser Material Adverse Change.


     4.09. Compliance with Laws. NMHC has conducted its business in compliance in all material respects with all Laws and Governmental Orders applicable to NMHC, except for any non-compliance which could not reasonably be expected to cause a Purchaser Material Adverse Change.

     4.10. Source of Funds. NMHC has available sufficient on-hand cash and/or availability under its existing line of credit with NMHC's senior secured lender to fund the Purchase Price.

                                   ARTICLE V.
                                    COVENANTS

     5.01. General. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     5.02. Non-Competition; Non-Solicitation.

     (a) The Seller and each of the Owners (individually, a "Seller Party" and, collectively, the "Seller Parties") acknowledge and agree that all Confidential Information regarding the Seller, the Business or the PBM Services that such Seller Party may have heretofore acquired or may hereafter acquire, including all technical, marketing, financial results and other forecasts, plans, results, designs, ideas, developments, price lists, existing and potential customer and vendor sources and lists (including without limitation the names and contact information for key personnel within a customer or vendor organization), existing and potential supplier sources and lists, names, titles, duties and compensation information with respect to officers, directors and employees, as well as sales representatives and agents, promotional materials and other data and information ("Business Information"), whether in tangible or intangible form constitutes the exclusive property of the Seller. Each Seller Party further acknowledges that (i) the Seller derives actual and potential economic value from the Business Information not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (ii) the Seller has expended and is currently expending substantial effort to acquire Business Information, and expends substantial effort, and expects its executives to expend substantial effort to maintain the secrecy of the Business Information. Each Seller Party agrees and covenants that from and after the date hereof, such Seller Party will safeguard the Business Information from exposure to, or appropriation by, unauthorized persons, and that such Seller Party will not, directly or indirectly, without the prior written consent of the Purchaser, at any time divulge or make any use of the Business Information except in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and except for required disclosure pursuant to applicable Law or Governmental Order; provided, however, that Business Information shall not include information that (i) is known generally by the public, (ii) shall otherwise have come into the public domain without a breach by such Seller Party of any contractual or legal duty owed to the Seller or the Purchaser, or (iii) is subsequently rightly received by such Seller Party from a third party not in breach of any confidentiality or other legal obligation owed to the Seller, the Purchaser or any other Person. At any time from and after the date hereof, upon request of the Purchaser, each Seller Party covenants to deliver to the Purchaser all information and materials, including all memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof), relating to the Business Information, and the Seller's or Purchaser's customers, that such Seller Party may then possess or have under his control.

     (b) Each Seller Party agrees that for a period of three years from the Closing Date (the "Restricted Period"), such Seller Party, shall not, directly or indirectly:

          (i) engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend his credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages anywhere within the United States in any business that is competitive with the Business, the PBM Services or any portion of either; provided, however, that a Seller Party may (i) own less than 2% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) engage in an Unrelated Business.

          (ii) either for himself or any other Person, solicit or hire any officer or employee of the Seller or the Purchaser or any of their respective Affiliates at any time during the Restricted Period, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed, or knowingly solicit or induce any of such persons to leave the employ of the Seller or the Purchaser or any of their respective Affiliates; or

          (iii) seek to sell any products or services to any Customer (as defined below), refer any sales of products or services from any Customer to any enterprise or business, or be paid or receive commissions or other consideration based upon or in consideration of sales of any products or services to any Customer by any enterprise or business. For purposes of this Section 5, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which Seller or Purchaser or any of their respective Affiliates provided goods or services during the Restricted Period or within 12 months prior to the commencement of the Restricted Period.

     (c) If any Seller Party engages in an Unrelated Business at any time within the Restricted Period and, during such period, any customer or client of such Unrelated Business shall require any of the PBM Services, then such Seller Party shall refer such customer or client exclusively to the Purchaser. If such customer or client elects to have any Person other than the Purchaser provided such PBM Services, or any portion thereof, then the Seller Parties agree that they shall not receive or accept, directly or indirectly, any compensation, commissions, finder's fees or other consideration of any kind in connection with or as a result of the referral of such customer or client to such other Person or the Provision of such PBM Services by such other Person to such customer or client.

     (d) Each Seller Party acknowledges and agrees that the agreements and covenants contained in this Section 5.02 are essential to protect the Assets being acquired by NMHC and the Purchaser hereunder, that NMHC and the Purchaser would not consummate the transactions contemplated hereby but for such agreements and covenants, and that legally sufficient consideration will be paid to the Seller Parties for the non-competition provisions of this Section 5.02, and each of the Seller Parties expressly waives any right to assert inadequacy of consideration as a defense to enforcement of the non-competition provisions of this Section 5.02 should such enforcement ever become necessary. Each Seller Party acknowledges that a remedy at Law for any breach or attempted breach of this Section 5.02 will be inadequate and further agrees that any breach of this
Section 5.02 will result in irreparable harm to the Assets and the Business; and each Seller Party covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Whenever possible, each provision of this Section 5.02 shall be interpreted in such manner as to be effective and valid under applicable Law but if any provision of this Section 5.02 shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Section 5.02. If any provision of this Section 5.02 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 5.02 but shall be confined in its operation to the provision of this Section 5.02 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.02 should ever be deemed to exceed the time or geographic limitations permitted by applicable Law, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable Law. If a Seller Party violates any provisions of this
Section 5.02, such Seller Party agrees that the effective period of each such covenant so violated shall be extended by a period of time equal to the period of such violation by such Seller Party. It is the intent of this Section 5.02 that the running of the effective period of each restrictive covenant shall be tolled during any period of violation of such covenant so that the Purchaser shall get the full and reasonable protection for which it contracted and so that no Seller Party may profit by such Seller Party's breach of any covenant.

     5.03. Consents. To the extent not obtained prior to Closing, the Seller, the Owners, NMHC and the Purchaser, as promptly as practicable, will use their respective commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and Governmental Authorities required by any Law applicable to the Business or any Assumed Contract, and will use their respective commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder. The Seller's obligation to seek consents to the assignment of any Assumed Contract to the Purchaser shall terminate on the date which is the first anniversary of the Closing Date. To the extent that any of the Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, the Assets shall be held by the Seller as agent for the Purchaser and shall be performed by the Purchaser in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of the Purchaser for a period of one year following the Closing Date; provided, however, that where entitlement of the Purchaser to such Assets is not recognized by any third party, the Seller shall, at the request of the Purchaser, enforce in a reasonable manner, at the cost of and for the account of the Purchaser, any and all rights of the Seller against such third party for such one year period. The Seller, the Owners, NMHC and the Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing. The parties agree that the failure to obtain a consent to the assignment of any Assumed Contract to the Purchaser shall not constitute a breach of this Agreement.

     5.04. Intellectual Property. The Seller has no Intellectual Property except for the trade name and service mark "Inteq" and the logos and goodwill associated therewith (collectively, the "Marks") and the Software (title to which is being retained solely by the Seller and which is not subject to the terms of this Section 5.04). All right, title and interest in and to the Marks are the sole and exclusive property of the Seller and no Owner asserts any right or claim thereto of any kind or nature. Forthwith upon the request of the Purchaser and without the payment of any consideration, but at the expense of the Seller, each Owner shall execute all such assignments and other documents and take all such other actions as the Purchaser may reasonably request in order to vest in the Purchaser all his right, title and interest in and to such Marks free and clear of all liens, claims, charges, and encumbrances, and shall cooperate with the Purchaser, in connection with the Purchaser (i) seeking trademark protection, or other analogous protection, regarding the Marks, and renewing and restoring the same, in the United States or any foreign country, or
(ii) defending any opposition proceedings in respect of obtaining and maintaining such trademark protection, or other analogous protection.

     To the extent that, notwithstanding the foregoing provisions, any Owner may be deemed to have or retain any interest in any of the Marks, such Owner hereby irrevocably assigns and transfers to the Purchaser any and all right, title and interest, that such Owner may have in such Marks, including any rights he may have under trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity for further consideration, and such Owner retains no right, title or interest therein of any kind or nature whatsoever.

     5.05. Software License. Concurrently with the execution and delivery of this Agreement, the Seller, the Purchaser and NMHC are entering into a software license agreement (the "Software License") under which, inter alia, the Seller is granting to the Purchaser and NMHC a non-exclusive, irrevocable, perpetual, worldwide, royalty-free license to use the Software, in object code form, solely in connection with the operation of their respective businesses. The Purchaser and NMHC will have no right to sublicense, distribute or otherwise transfer the Software or to use the Software to provide service bureau or similar services to third parties but shall have the right to modify the source code (a copy of which will be provided to the Purchaser upon request) solely for its own internal business purposes. The Purchaser shall not acquire any interest in the Software hereunder except as set forth in the Software License, and all patent, copyright, trade secret and other tangible and intangible rights relating to the Software shall remain vested in the Seller. The Seller makes no representations or warranties regarding the use or capabilities of the Software and has no obligation to support the Software.

     5.06. Public Announcements. Unless and to the extent required by Law, each party hereto will agree in advance prior to the issuance by any of them of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other parties. In the event that any party is required to issue a press release or make a public statement by Law, it or he will use its or his reasonable efforts to notify the other parties of the contents thereof in advance of the issuance or making thereof. Notwithstanding the foregoing, following the Closing, NMHC and the Purchaser shall be permitted to issue public announcements relating to this Agreement and the transactions contemplated hereby and shall be permitted to file this Agreement and the Ancillary Agreements with the Securities and Exchange Commission.

     5.07. Confidentiality Obligations of the Parties. From and after the Closing Date, each of the Owners and the Seller will, and will cause its Affiliates to, treat and hold as confidential, and not disclose any of the Confidential Information of the Seller or the Business to any Person. In the event that the Seller, the Owners or their Affiliates are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or as otherwise required by law) to disclose any Confidential Information of the Seller or the Business, the Seller will notify NMHC and the Purchaser promptly of the request or requirement so that NMHC and the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.07. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller, the Owners or their Affiliates are, on the advice of counsel, compelled to disclose any Confidential Information of the Seller or the Business to any tribunal or else stand liable for contempt, they may disclose such Confidential Information of the Seller or the Business to the tribunal; provided, however, that the Seller shall use its commercially reasonable efforts to obtain, at the request of NMHC and the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information of the Seller or the Business required to be disclosed as NMHC and the Purchaser shall designate. The foregoing provisions shall not apply to any Confidential Information of the Seller or the Business that is generally available to the public immediately prior to the time of disclosure.

     5.08. Discharge of Liabilities. Following the Closing Date, the Purchaser agrees to discharge in accordance with their terms the Assumed Liabilities and the Seller and Owners, jointly and severally, agree to discharge in accordance with their terms all Excluded Liabilities. Within ten (10) business days after the Closing Date, the Seller shall furnish the Purchaser with written evidence, reasonably satisfactory to the Purchaser, of the Seller's discharge of (A) the indebtedness of approximately $18,000 currently owing to Express Scripts, Inc. for overpayments made by Express Scripts, Inc. to the Seller, and (B) the Excluded Liabilities described in Section 2.04 (n) ("Customer Liabilities") that are owing to those customers of the Business identified in Section 2.01(i) of the Disclosure Schedule as either (i) having a currently effective written contract with the Seller or (ii) having an oral contract with the Seller and having conducted business with the Seller within the 12 month period immediately preceding the Closing ("Current Customers") (the obligations referred to in clauses (A) and (B) above being referred to collectively as the "Refund Amounts"). If the Seller fails to present such written evidence with respect to any of the Refund Amounts within such ten business day period, the Purchaser may, at its option, pay some or all of such Refund Amounts to the appropriate party and either recoup all of its costs and expenses in connection therewith from any monies then being held in escrow under the Escrow Agreement, or deliver to the Seller and Owners a written demand for payment of such costs and expenses, in which case, the Seller and the Owners shall, immediately upon receipt of such written demand, pay the full amount of such costs and expenses to the Purchaser.

     5.09. Employee Matters.

     (a) Seller will file (with the federal government and the state, where appropriate) all relevant W-2 forms for each employee of the Seller reporting the wages paid by the Seller to any such employee.

     (b) The Purchaser shall have no obligation to employ, and is not employing, any of Seller's employees from and after the Closing Date. In connection with the acquisition of the Assets hereunder, the Purchaser has developed a severance plan, which is being implemented pursuant to a Transitional Services Agreement (the "Transitional Services Agreement") being entered into between the Seller and the Purchaser on the date hereof, under which agreement the Seller shall continue to employ the Business Employees and provide the services thereof to the Purchaser, and the Purchaser shall reimburse the Seller for the related payroll costs of such Business Employees, all upon the terms and conditions of the Transitional Services Agreement. Notwithstanding the foregoing, upon termination of the Transitional Services Agreement, the Purchaser may, but shall not be obligated to, offer employment to any employees of the Seller, in its sole discretion and upon such terms and conditions as it may deem appropriate.

     (c) The Purchaser does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability in connection with, any Employee Plan. Without limiting the foregoing, the Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) with respect to any Business Employee (or covered dependent of such Business Employee) required by
Section 4980B of the Code due to qualifying events that occur before, on or after the Closing Date, and the Purchaser will in no event be deemed to be a successor employer (within the meaning of Treasury Regulation ss.54.4980B-2) of the Seller for purposes of applying the provisions of Section 4980B of the Code.

     (d) No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller in respect of employment with the Purchaser or in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan, agreement, policy or arrangement that may be established by the Purchaser. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans, agreements, policies or arrangements of the Purchaser.

     5.10. Maintenance of Books and Records; Right of Access. Each of the Seller, the Owners, NMHC and the Purchaser shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to the Business or any of the Assets prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party or the former officers and directors of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets or the conduct of the Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided further that, as to so much of such information as constitutes Confidential Information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by Law; (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld; or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party. Notwithstanding the foregoing, the Seller reserves the right to dissolve its corporate existence at any time following the Closing.

     5.11. NMHC Guarantee. NMHC hereby unconditionally guarantees the full and timely performance of each and all of the obligations of the Purchaser owed to the Seller under this Agreement as though each such obligation were the joint and several obligation of Purchaser and NMHC and the Seller may enforce this obligation directly against NMHC without having to pursue or exhaust any remedy against Purchaser.

     5.12. [Reserved.]

     5.13. Audit. On or before the Closing Date, the Seller has caused to be completed an audit of the financial statements of Seller for the fiscal year ended December 31, 2003, by the Audit Firm. The Audit Firm shall also review the Closing Adjustment Documents as contemplated by and in accordance with the provisions of Section 2.09.

     5.14.  Collection of Accounts  Receivable.

     (a) The Purchaser shall use its normal collection methods in attempting to collect the Accounts Receivable acquired by the Purchaser at Closing. At or as soon as reasonably practicable following Closing, the Seller shall provide to the Purchaser an Accounts Receivable aging schedule as of March 31, 2004. Thereafter, the Purchaser's personnel (which may include leased employees under the Transitional Services Agreement) shall be responsible for maintaining records relating to the Accounts Receivable collected, including recording cash receipts, offsets and adjustments in accordance with the procedures set forth in
Section 3.06(d) of the Disclosure Schedule.

     (b) On or after the six month anniversary of the Closing Date, the Purchaser shall have no further obligations with respect to collection efforts related to the Accounts Receivable and, upon notice to the Seller, the Purchaser may withdraw from the Cash Escrow an amount equal to the balance of any remaining uncollected Accounts Receivable ("Uncollected Accounts") net of any reserve for Accounts Receivable reflected on the Closing Balance Sheet; provided, however, (i) if after such period, the Purchaser receives a payment that by its terms has been tendered in payment of an Uncollected Account, Purchaser shall promptly forward such payment pursuant to instructions provided by the Seller at the end of such six month period, and (ii) if the Cash Escrow then held in escrow is insufficient to enable the Purchaser to recover the full amount owing to it under this Section 5.14(b), the Seller and Owners shall pay such shortfall to the Purchaser within five business days after receipt of written demand for such payment. Upon receipt by the Purchaser of payment in full of all amounts owing to it under this Section 5.14(b), the Purchaser shall assign to Seller all Uncollected Accounts. Any portion of an Account Receivable that is not collected by the Purchaser by reason of any contra, offset or similar claim of an account debtor that relates to a liability or obligation of the Seller, shall be deemed an Uncollected Account for all purposes of this Agreement.

     (c) The Seller hereby authorizes and grants the Purchaser a limited power of attorney solely to collect, receive, endorse and deposit checks received by the Purchaser in payment of the Accounts Receivable, in accordance with the provisions of this Section 5.14.

     5.15. Consulting Services. During the 12 month period immediately following the Closing (the "Consulting Period"), the Seller and the Owners, jointly and severally, covenant to provide the services of each of Andrew P. Fisk, Jerry M. Hosler, and G. John Teichgraeber (the "Consultants") to perform the following consulting services in connection with the transition of the Business from the Seller to the Purchaser (collectively, the "Services").

     (a) Each Consultant shall perform, throughout the Consulting Period, substantially the same job functions and have substantially the same job responsibilities as he has with respect to his current employment with the Seller as of the Closing Date, taking into account that he will not be an officer of the Purchaser and that he will be subject to the supervision of the management and board of directors of the Purchaser. In consideration of his consulting services under this Section 5.15, each Consultant shall be paid a consulting fee equal to $30,000 (the "Consulting Fee"), payable in equal monthly installments, in arrears, commencing thirty (30) days after the Closing Date.

     (b) During the initial six (6) months of the Consulting Period, at the request of the Purchaser each Consultant shall make himself available to the Purchaser on substantially a full time basis to perform the Services. Consultants shall be entitled to take such vacation during the initial six (6) months of the Consulting Period as may be mutually agreed by such Consultant and the Purchaser provided that the Consultant shall be entitled to a minimum of two weeks vacation during such period. During the last six (6) months of the Consulting Period, each Consultant shall make himself available to perform the Services on an "as needed" basis at the reasonable request of the Purchaser. A request by the Purchaser for Services from any Consultant during the last six
(6) months of the Consulting Period shall take priority over any other matters engaged in by any Consultant during that time period, provided that such Consultant is given reasonable notice regarding the time and place where the requested Services are to be performed.

     (c) During the initial six (6) months of the Consulting Period, no Consultant shall engage, directly or indirectly, in any other business, investment or activity that, in the commercially reasonable judgment of the Purchaser, interferes with such Consultant's performance of the Services in any material respect.

     (d) At all times during the Consulting Period, the Purchaser shall retain ownership and control of, and operational responsibility with respect to, all of its properties and assets, both tangible and intangible. At no time shall any Consultant hold himself out as an officer or employee of the Purchaser. No
Consultant shall offer or agree to incur or assume any obligations or commitments in the name of or for the Purchaser.

     (e) The Purchaser shall reimburse Consultants for all reasonable out-of-pocket expenses incurred by Consultants in their performance of the Services. On or before the final day of each calendar month during the Consulting Period, each Consultant shall submit to the Purchaser a monthly statement setting forth reimbursable expenses incurred during that calendar month, which statement shall include all records, receipts or other evidence in substantiation of such Consultant's reimbursable expense statement as may be requested by the Purchaser. The Purchaser shall reimburse Consultants for reimbursable expenses within thirty (30) days of the Purchaser's receipt of such statement (the "Expense Reimbursement"). Expenses in excess of Two Hundred and Fifty Dollars ($250) incurred by Consultants must be pre-approved by individuals designated by Purchaser for that purpose. Any items, or payments for items, that Consultant may also use for personal reasons (automobile leases or payments, mobile telephones, computers, etc.) will not be reimbursed by the Purchaser. During the last six (6) months of the Consulting Period, the Purchaser shall reimburse all reasonable travel expenses incurred by the Consultants or Crook (defined below) in connection with the provision of the Services.

     (f) Each Consultant agrees that (i) the payment by the Purchaser of the Consulting Fee constitutes his complete compensation for the Services and (ii) unless otherwise agreed in writing, Consultant will not seek or be entitled to any compensation, commissions, finder's fees or other sums relating to any action which the Purchaser or its affiliates may take as a result of the Services provided by Consultant.

     (g) Should any Consultant fail to perform his obligations hereunder in any material respect, the Purchaser shall notify such Consultant in writing of such failure. Such notice shall contain reasonable details regarding the failure alleged. If Consultant does not remedy such failure within ten (10) Business Days following the date of such notice, the Purchaser may (i) discharge such Consultant by written notice, in which case, such termination shall not waive, limit, or otherwise affect the Purchaser's remedies or actions against the Consultant, the Owners or the Seller, including but not limited to the right of indemnity and set off provided in this Agreement, or (ii) retain Consultant under the terms hereof, in which case Consultant shall be required to continue to perform the Services, but Purchaser may pursue any other remedies or action against Consultant, Owners or Seller including but not limited to the right of indemnity and set off provided in this Agreement and, in either of the foregoing cases, the Consultant shall forfeit any unpaid portion of the Consulting Fee otherwise payable hereunder.

     (h) Any work product resulting from Consultants' performance of the Services (the "Work Product") shall become the exclusive property of the Purchaser, and no Consultant shall use any of the Work Product for any Person (other than the Purchaser or any of its affiliates or representatives). Upon termination of the Consulting Period, the Purchaser, upon reasonable request, shall be provided with all copies of any written material which (a) contains any Work Product or (b) Consultant has prepared or obtained as a result of or in connection with performing the Services. If any of the Work Product may not, by operation of law, be considered work made for hire by Consultant for the Purchaser (or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Purchaser), each Consultant agrees to assign, and upon creation thereof automatically assigns, without further consideration, the ownership of all Intellectual Property therein to the Purchaser, its successors and assigns. The Purchaser and its successors and assigns shall have the right to obtain and hold in its or their own name copyrights, registrations, patents, and any other protection available in the foregoing. Each Consultant agrees to perform, upon the reasonable request of the Purchaser during or after Consultants' provision of the Services, such further acts as may be necessary or desirable to transfer, perfect and defend the Purchaser's ownership of the Work Product. When requested, each Consultant shall: (i) execute, acknowledge and deliver any requested affidavits and documents of assignment and conveyance; (ii) obtain and aid in the enforcement of copyrights (and, if applicable, patents) with respect to the Work Product in any countries; (iii) provide testimony in connection with any proceeding affecting the right, title or interest of Purchaser in any Work Product; and (iv) perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement.

     (i) No Consultant is or shall be entitled to any benefits whatsoever under any employee benefit plan, policy or program of the Purchaser or any of its affiliates which the Purchaser or affiliate otherwise makes available to individuals who are classified by the Purchaser or such affiliate as employees of the Purchaser or such affiliate (the "Benefit Plans"). Each Consultant expressly and irrevocably waives any rights which he might have to receive any benefits whatsoever under the Benefit Plans in the event he is characterized by the Internal Revenue Service as an employee instead of an independent contractor.

     (j) Consultants agree that the Services rendered by them hereunder are designed to convey to the Purchaser the good will of the Business and that the Purchaser would not enter into this Agreement in the absence of their agreement to render the Services as provided herein.

     (k) In connection with the transition of the Business from the Seller to the Purchaser, the Seller and the Owners shall cause Gary B. Crook ("Crook") to perform, at the sole cost and expense of the Seller, substantially the same job functions and have substantially the same job responsibilities as he has with respect to his current employment with the Seller as of the Closing Date upon such terms and conditions as the Seller, the Owners and Crook may mutually agree in their sole discretion. The parties agree that the Purchaser shall have no liability whatsoever for any compensation or benefits owing to Crook in respect of the consulting services provided by Crook hereunder, all of which compensation and benefits are to be paid by the Seller.

                                  ARTICLE VI.
                                 INDEMNIFICATION

     6.01. Indemnification by NMHC and the Purchaser.


     (a) Subject to Section 6.04 in the case of subclause (i) below, NMHC and the Purchaser shall, jointly and severally, indemnify, defend and hold harmless the Seller, its Affiliates and its employees, officers, directors and shareholders (collectively, the "Seller Indemnified Parties") against, and reimburse any Seller Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, assessments, obligations and claims of any kind (including in respect of any Action brought by any Governmental Authority or any other Person or any action between or among any of the parties hereto) including reasonable attorneys' and consultants' fees and expenses and other legal costs and expenses reasonably incurred in prosecution, investigation, remediation, defense or settlement (whether incurred at the trial or appellate levels), (collectively, "Losses"), that such Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

          (i) the inaccuracy of any representations and warranties made by the Purchaser or NMHC in this Agreement;

          (ii) any failure by the Purchaser or NMHC to perform any of their respective covenants or agreements under this Agreement or any of the Ancillary Agreements;

          (iii) any Assumed Liability; and

          (iv) the ownership or use of the Assets or conduct of the Business as of and following the time of the Closing except those arising out of an act or omission of the Seller or Owners for which any Purchaser Indemnified Party is entitled to indemnification (without regard to any threshold or limitation) under this Agreement;

     provided, however, that notwithstanding the foregoing, in no event may the Seller or the Owners recover punitive damages from NMHC or the Purchaser in any action between or among the parties.

     (b) Notwithstanding any other provision in this Agreement to the contrary, neither NMHC nor Purchaser shall be required to indemnify, defend or hold harmless any Seller Indemnified Party against or reimburse any Seller Indemnified Party for any Losses pursuant to Section 6.01(a)(i) unless:

          (i) such Seller Indemnified Party has notified NMHC and Purchaser in writing in accordance with Section 6.03(a) of a claim with respect to such matters within the applicable survival period set forth in Section 6.04;

          (ii) the aggregate Losses resulting from, arising out of, relating to or in the nature of or caused by breaches of any representation or warranty of NMHC or Purchaser exceeds $250,000 (calculated without regard to any materiality qualifier contained in such representation or warranty), at which point NMHC and the Purchaser will be obligated to indemnify the Seller Indemnified Party from and against all Losses in excess of such threshold; and

          (iii) the maximum aggregate  liability of the Purchaser and NMHC under
     Section 6.01(a)(i) shall not exceed an amount that is equal to the Maximum Liability Amount.

     6.02. Indemnification by the Seller and the Owners.

     (a) Subject to Section 6.04 hereof in the case of subclause (i) below, the Seller and each of the Owners, jointly and severally, shall indemnify, defend and hold harmless NMHC and the Purchaser, their Affiliates and their respective employees, officers, directors and stockholders (collectively, the "Purchaser Indemnified Parties") against, and reimburse any Purchaser Indemnified Party for, any and all Losses (as defined in Section 6.01(a) above) that such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

          (i) the inaccuracy of any representations and warranties made by the Seller or the Owners in this Agreement;

          (ii) any failure by the Seller or the Owners to perform any of their respective covenants or agreements under this Agreement or any of the
     Ancillary Agreements (other than the failure, despite the parties' commercially reasonable efforts pursuant to Section 5.03, to obtain any consent required in connection with the assignment to the Purchaser of any Assumed Contract);

          (iii) any Excluded Liability; and

          (iv) the ownership or use of the Assets or conduct of the business prior to the Closing;

     provided, however, that notwithstanding the foregoing, in no event may NMHC or the Purchaser recover punitive damages from the Seller or the Owners in any action between or among the parties.

     (b) Notwithstanding any other provision in this Agreement to the contrary, the Seller and the Owners shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against or reimburse any Purchaser Indemnified Party for any Losses pursuant to Section 6.02(a)(i) unless:

          (i) such Purchaser Indemnified Party has notified the Seller and the Owners in writing in accordance with Section 6.03(a) of a claim with respect to such matters within the applicable survival period set forth in
     Section 6.04;

          (ii) the aggregate Losses resulting from, arising out of, relating to or in the nature of or caused by breaches of any representation or warranty of the Seller or any Owner exceeds $250,000 (calculated without regard to any materiality qualifier contained in such representation or warranty) (the "Basket Amount"), at which point the Seller and the Owners will be obligated to indemnify the Purchaser Indemnified Party from and against all Losses in excess of the Basket Amount; provided that the Basket Amount shall not apply to or limit (X) the Purchaser's right to recover any amount owing under Section 5.14(b) hereof, or (Y) a Purchaser Indemnified Party's right to recover any Losses resulting from a breach of Sections 3.03, 3.06(d), 3.08, 3.12(a), 3.13, 3.21, 3.22 or 3.25; provided further, however, that, in the case of Section 3.12(a), unless and until the aggregate amount of all Losses incurred by all Purchaser Indemnified Parties by reason of all breaches of Section 3.12(a) equals or exceeds $25,000, such Losses shall be subject to the Basket Amount but, if the aggregate of all Losses incurred by the all Purchaser Indemnified Parties by reason of all breaches of Section 3.12(a) exceeds $25,000, then all of such Losses shall be excluded from the Basket Amount and all of such Losses shall be recoverable by the Purchaser Indemnified Parties hereunder without regard to such Basket Amount; and

          (iii) the maximum aggregate liability of the Seller and the Owners under Section 6.02(a)(i) shall not exceed the Maximum Liability Amount.

     6.03. Notification of Claims.

     (a) A party that may be entitled to be indemnified pursuant to Section 6.01 or Section 6.02 (the "Indemnified Party") shall as soon as practicable notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), describing in reasonable detail, to the extent known by the Indemnified Party, the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except and only to the extent the Indemnifying Party is prejudiced by such failure.

     (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 6.03(a), and if (i) such claim or demand relates to a pending or threatened claim or demand asserted by a third party (a "Third Party Claim") against the Indemnified Party that the Indemnifying Party acknowledges is a claim or demand as to which it must indemnify, defend and hold harmless the Indemnified Party against or reimburse the Indemnified Party for under Section 6.01(a) or Section 6.02(a), (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party or impose a significant limitation on the Indemnified Party's ability to do business in the future, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently, then the Indemnifying Party shall have the right to defend such claim or demand and if it elects to defend such claim or demand, it shall employ counsel reasonably acceptable to the
Indemnified Party to defend such claim or demand asserted against the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each have the right to participate in the defense of any claim or demand for which it is not controlling the defense, at its own expense; provided, that the reasonable fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnifying Party if (i) the Indemnified Party and the Indemnifying Party have been advised by counsel of their respective choosing that there may be one or more legal defenses available to the Indemnified Party that are different from or in addition to those available to any other party defending such claim or demand or (ii) said counsel have advised that a conflict of interest exists between the Indemnifying Party and the Indemnified Party.
Counsel chosen by the Indemnified Party shall have the approval of the Indemnifying Party, such approval not to be unreasonably withheld. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case at a time sufficiently before the due date for the answer or response to a claim so as to allow the Indemnified Party reasonable time to answer or respond in the event the Indemnifying Party fails to assume the defense of such action) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 6.03(a), of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is actively and diligently defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for its use in defending any third party claim or demand. The Indemnifying Party shall not settle or compromise any such claim or demand without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. If the Indemnifying Party does not have the right to control the defense of a Third Party Claim, or fails or refuses to exercise such right, then the cost of indemnifying such Third Party Claim, including the fees and expenses of counsel, shall be borne by the Indemnifying Party and shall be paid on a current basis at the demand of the Indemnified Party.

     (c) Within 30 days after a party obtains knowledge that it has sustained any Losses not involving a Third Party Claim that such party reasonably believes may give rise to a claim for indemnification from another party hereunder, such Indemnified Party shall deliver notice of such claim to the Indemnifying Party, together with a brief description of the facts and data that support the claim for indemnification; provided, however, that failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby. Any such notice must be made to the Indemnifying Party not later than the expiration of the applicable survival period specified in Section 6.04 below. If the Indemnifying Party does not notify the Indemnified Party within 45 days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article VI, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VI and the Indemnifying Party shall pay the amount of such claim to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute.

     6.04. Survival of Covenants, Representations and Warranties. All of the covenants contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for such time periods as are stated therein. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of fifteen (15) months thereafter, regardless of any investigation made by the Purchaser or the Seller or on their behalf, except (i) as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue until the final resolution of such claim or action, including all applicable periods for appeal, and (ii) the representations and warranties set forth in Sections 3.03, 3.08, 3.12(a), 3.13 and 3.25 shall survive until 30 days following the expiration of any applicable statute of limitations.

     6.05. Other Indemnification Provisions. The remedies provided herein shall be the exclusive remedies of each of the parties hereto with respect to any Losses arising out of the breach of any representation, warranty, covenant or agreement contained herein; provided, however, that (i) the parties hereto shall be entitled to an injunction or other equitable relief to prevent breaches in this Agreement or any of the Ancillary Agreements, to enforce specifically the terms and provisions of this Agreement or the Ancillary Agreements, or to seek any other remedy to which they are entitled in equity; and (ii) nothing herein shall preclude a party from bringing an action for fraud.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

     7.01. Expenses. Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     7.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03:

     (a) if to the Seller or the Owners:

                           The Inteq-Rx Group, LLP
                           5445 La Sierra Drive
                           Suite 400
                           Dallas, TX
                           Attn: Mr. Andrew P. Fisk
                           (214) 739-9494
                           (214) 739-7979 (facsimile)

     with a copy to (which shall not constitute notice):

                         Winstead Sechrest & Minick P.C.
                         5400 Renaissance Tower
                         1201 Elm Street
                         Dallas, Texas  75270
                         Attention:  Thomas W. Hughes, Esq.
                         (214) 745-5201
                         (214) 745-5390 (facsimile)

     (b) if to NMHC and the Purchaser:

                           National Medical Health Card Systems, Inc.
                           26 Harbor Park Drive
                           Port Washington, NY  11050
                           Attn:  Jonathan Friedman, Esq.
                           (516) 605-6758
                           (516) 605-6989 (facsimile)

     with a copy to (which shall not constitute notice):

                         Ackerman, Levine, Cullen & Brickman, LLP
                         175 Great Neck Road
                         Great Neck, New York  11021
                         Attention:  Leslie J. Levine, Esq.
                         (516) 829-6900
                         (516) 829-6966 (facsimile)

     7.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.04. Severability. If any term or provision of this Agreement is held invalid, illegal or incapable of being enforced by reason of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. The parties acknowledge that if any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall automatically be deemed reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be legal, valid and enforceable.

     7.05. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof, including, without limitation, any purported or actual summary of terms that may have been provided by one party to another.

     7.06. Assignment. This Agreement shall not be assigned by operation of Law or otherwise, provided that the Purchaser may assign, pledge or transfer it rights hereunder (i) to one or more of its direct or indirect wholly-owned subsidiaries, (ii) in connection with any sale of all or substantially all of the Assets, or (iii) pursuant to a bona fide loan transaction. No such assignment shall affect NMHC's guarantee under Section 5.11.

     7.07. No Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     7.08. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller, the Owners holding at least two-thirds (2/3) in voting power of the outstanding shares of capital stock of the Seller, NMHC and the Purchaser.

     7.09. Governing Law; Jurisdiction, Etc. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws. The Purchaser, NMHC, the Owners and the Seller irrevocably and unconditionally submit to the jurisdiction of (i) the Federal courts located in New York County, State of New York, if and to the extent such courts are able to assume jurisdiction with respect to the relevant action or proceeding, and (ii) in any other case, the State courts located in Wilmington, Delaware, and, in either of the foregoing cases, the parties agree to take any and all future action necessary to submit to the personal jurisdiction of such courts. The Purchaser, NMHC, the Owners and the Seller irrevocably waive any objection they may now have or hereafter may have to the lane of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any of the parties therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     7.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     7.11.   Construction.   The  parties  have  participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     7.12. Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     7.13. Interest. Unless otherwise expressly provided herein, any payment owing hereunder that is not paid when due shall bear interest from the due date until paid in full at the rate of twelve percent (12%) per annum.

     IN WITNESS WHEREOF, the Seller, the Owners, NMHC and the Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized, and the Owners have executed this agreement, as of the date first written above.

                                           NATIONAL MEDICAL HEALTH
                                            CARD SYSTEMS, INC.


                                           By:    /s/James J. Bigl
                                               --------------------------------
                                               Name: James J. Bigl
                                              Title: President


                                           INTEQ PBM, LP


                                           By: Inteq Acquisition Corp.,
                                                 General Partner

                                           By:    /s/James J. Bigl
                                               --------------------------------
                                               Name: James J. Bigl
                                              Title: President


                                           THE INTEQ-RX GROUP, LLP


                                           By:     /s/Andrew P. Fisk
                                               --------------------------------
                                               Name:  Andrew P. Fisk
                                               Title:  President


                                           Owners:


                                            /s/Andrew P. Fisk
                                           ------------------------------------
                                               Andrew P. Fisk

                                            /s/Jerry M. Hosler
                                           ------------------------------------
                                               Jerry M. Hosler

                                            /s/G. John Teichgraeber
                                           ------------------------------------
                                               G. John Teichgraeber